Exhibit 2.1

AMENDING AGREEMENT No. 2

THIS AMENDING AGREEMENT No. 2 (this "Amending Agreement") dated as of the 10th day of August, 2009 is made between Medoro Resources Ltd. ("Medoro") and Colombia Goldfields Ltd. ("Colombia").

WHEREAS Medoro and Colombia are parties to an arrangement agreement dated June 5, 2009, as amended on July 2, 2009, (the "Arrangement Agreement") with respect to the proposed acquisition by Medoro of all of the issued and outstanding shares of common stock of Colombia;

AND WHEREAS the Parties wish to amend certain terms of the Arrangement Agreement in accordance with Section 9.5 of the Arrangement Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

2.

The definition of "Medoro Consideration" under Section 1.1 of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:

"Medoro Consideration" means 0.336 of a Medoro Common Share plus 0.0108 of a Consideration Warrant.

3.

Section 5.1(ff) of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:

[reserved.]

4.

Section 5.2(n) of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:

[reserved.]

5.

Section 6.1(a) of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:

(a)     the plan of arrangement in relation to the Arrangement (the "Plan of Arrangement") shall be substantially in the form set out in Schedule H hereto;

6.

Schedule H attached to this Amending Agreement is hereby added to the Arrangement Agreement as Schedule H.

7.

Article IX of the Arrangement Agreement is hereby incorporated herein by reference and shall apply to this Amendment Agreement mutatis mutandis.

8.

Each of the Parties shall be entitled to rely on delivery by facsimile or email of a copy of this Amending Agreement executed by the other Parties hereto.

IN WITNESS WHEREOF the Parties hereto have duly executed this Amending Agreement as of the date first above written.

[signature page follows]

MEDORO RESOURCES LTD.

Per:    /s/ Peter Volk
           Name:    Peter Volk
           Title:      General Counsel & Secretary

COLOMBIA GOLDFIELDS LTD.

Per:    /s/ T.W. Lough
           Name:    T.W. Lough
           Title:      President